[TEXT]
                              SCHEDULE 14A
                             (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.  )

Filed by the registrant (X)

Filed by a party other than the registrant ( )

Check the appropriate box:

 ( )     Preliminary proxy statement

 (X)     Definitive proxy statement

 ( )     Definitive additional materials

 ( )     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            TrustCo Bank Corp NY
- ---------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                            TrustCo Bank Corp NY
- ---------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     (X)     $125 per Exchange Act Rule O-11(c)(1)(ii)/,14a-6(i)(1), or
             14a-6(i)(2).

     ( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

             (1) Title of each class of securities to which transaction applies:

- ---------------------------------------------------------------------------

             (2) Aggregate number of securities to which transactions applies:

- ---------------------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:<1>

- ---------------------------------------------------------------------------

             (4)   Proposed maximum aggregate value of transaction:

- ---------------------------------------------------------------------------

     ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)     Amount previously paid:

- ---------------------------------------------------------------------------

     (2)     Form, schedule or registration statement no.:

- ---------------------------------------------------------------------------

     (3)     Filing party:

- ---------------------------------------------------------------------------

     (4)     Date filed:

- ---------------------------------------------------------------------------

  <1> Set forth the amount on which the filing fee is calculated and state how it was determined.







TRUSTCO BANK CORP NY

320 State Street, Schenectady, New York 12305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders Of
TrustCo Bank Corp NY

Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, will be held at the Trust Building, 192 Erie Boulevard at the rear of its 320 State Street Main Office, Schenectady, New York 12305, on May 16, 1994, at 12:00 Noon local time for the purposes of considering and voting upon the following matters:

1. Election of five directors.

2. Approval of the appointment of independent auditors for 1994.

3. Adoption of Amended and Restated 1985 Stock Option Plan.

4. Any other business that properly may be brought before the meeting or any adjournment thereof.

By Order of the Board of Directors

William F. Terry
Secretary

April 4, 1994

You are requested to sign and return the enclosed proxy as promptly as possible, whether you plan to attend the meeting or not. You may withdraw your proxy at any time prior to the meeting, or if you do attend the meeting, you may withdraw your proxy at that time if you wish.

TRUSTCO BANK CORP NY
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 16, 1994

This proxy statement is furnished in connection with the solicitation by the Board of Directors of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held at 12:00 Noon local time on Monday, May 16, 1994, in the Trust Building, 192 Erie Boulevard at the rear of its 320 State Street Main Office, Schenectady, New York 12305. This proxy statement and the form of proxy were first mailed to shareholders on April 4, 1994. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made by giving written notice to the Secretary of TrustCo at any time prior to the exercise of the proxy.

Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of TrustCo and Trustco Bank New York of Schenectady, New York ("Trustco Bank"), a wholly-owned subsidiary of TrustCo, personally or by telephone or other electronic means, but such persons will receive no additional compensation for such services. TrustCo has retained Regan and Associates to aid in the solicitation of proxies for a fee of $2,500 plus $1,500 for delivery expenses. The entire cost of this solicitation will be borne by TrustCo and Trustco Bank.

As of March 1, 1994, there were 13,275,589 outstanding shares of common stock, $1.00 par value (the "Common Stock"), of TrustCo. Only shareholders of record of such Common Stock at the close of business on March 25, 1994, are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share of Common Stock held. With respect to each matter to be acted upon at the Annual Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

Full shares of Common Stock held for the account of shareholders participating in the Dividend Reinvestment and Stock Purchase Program will be voted in the same manner as those shareholders have authorized their shares held of record to be voted. If such shareholders fail to instruct how the shares registered in their names shall be voted, the shares held in their dividend reinvestment accounts will not be voted.

SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in a proxy statement in connection with any forthcoming annual meeting must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo's proxy statement and form of proxy for the annual shareholders meeting to be held in May of 1995 must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 5, 1994. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

THE ANNUAL MEETING

A description of the items to be considered at the Annual Meeting and other information is set forth below.

Item 1. Election of Directors

The first item to be acted upon at the Annual Meeting is the election of five (5) directors of TrustCo, each to serve on the TrustCo Board of Directors (the "TrustCo Board") for a three (3) year term until his/her successor shall have been duly elected and qualified. The incumbent directors whose terms are currently scheduled to expire at the Annual Meeting: Barton A. Andreoli, Nancy A. McNamara, Dr. John S. Morris, James H. Murphy, and William J. Purdy, have been nominated for reelection as directors (collectively, the "TrustCo Director Nominees").

TrustCo's Amended and Restated Certificate of Incorporation requires that the TrustCo Board shall consist of not less than twelve (12) nor more than fifteen (15) members, and the By-laws provide that the total number of directors may be fixed by resolution of the TrustCo Board or the shareholders.

The By-laws of TrustCo require the TrustCo Board to be divided into three (3) classes, as nearly equal in number as may be, with one class to be elected each year for a term of three years. The affirmative vote of at least a plurality of the votes cast by the holders of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors.

The pages that follow set forth information regarding the TrustCo Director Nominees, as well as information regarding the remaining members of the TrustCo Board whose terms of office do not expire this year. Proxies will be voted in accordance with specific instructions contained therein. Shares will be voted for the election of such TrustCo Director Nominees unless contrary instructions are set forth on the enclosed TrustCo proxy card. If any nominee shall be unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the TrustCo Board may recommend, or the TrustCo Board may reduce the number of directors to eliminate the vacancy. Each of the TrustCo Director Nominees has consented to being named in this Proxy Statement and to serve if elected. The TrustCo Board has no reason to believe that any TrustCo Director Nominee will decline or be unable to serve if elected.

Information with regard to the business experience of each director and the ownership of Common Stock on December 31, 1993, has been furnished by such director, or has been obtained from the records of TrustCo.

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES NOMINEES FOR ELECTION AS
TRUSTCO DIRECTORS FOR THREE-YEAR TERM TO EXPIRE IN 1997

___________________________________________________________________________________________________________

                                                               Shares of TrustCo Common Stock (1)
                                                                     Beneficially Owned
___________________________________________________________________________________________________________

                                                      No. of Shares        Footnotes       Percent of Class
___________________________________________________________________________________________________________
BARTON A. ANDREOLI, Age 54; Director of                    2,000                               *
 TrustCo since 1993. President, Towne Construction
 Company. Member of Nominating, Personnel
 Advisory and Stock Option Committees.

NANCY A. McNAMARA, Age 44; Executive officer              38,110                               *
 of TrustCo (Vice President) since 1992 and Trustco       12,485
                                                                            (A)(D)
 Bank (Senior Vice President) since 1988. Director of     33,306             (F)
 TrustCo and Trustco Bank since December 1991.
 Joined Trustco Bank in 1971.

DR. JOHN S. MORRIS, Age 68; President Emeritus            14,500
 and Reseach Professor of Philosophy, Union College        3,504             (E)               *
 and Former Chancellor, Union University.                  2,000             (F)
 Director of TrustCo since 1981 and of Trustco Bank
 since 1980. Chairman of the Stock Option, and
 Personnel Advisory Committees. Trustee of
 Skidmore College.

JAMES H. MURPHY, D.D.S., Age 65; Orthodontist.             4,292                               *
 Director of TrustCo and Trustco Bank since 1991.          2,000             (F)
 Member of Audit Committee.

WILLIAM J. PURDY, Age 59; President of Welbourne             625                               *
 & Purdy Realty, Inc. (realtor), Director of TrustCo and   2,000             (F)
 Trustco Bank since 1991. Member of the Audit Committee.

TRUSTCO DIRECTORS CONTINUING IN OFFICE
_______________________________________________________________________________________________________

                                                             Shares of TrustCo Common Stock (1)
                                                                     Beneficially Owned
_______________________________________________________________________________________________________

                                                         No. of Shares    Footnotes    Percent of Class
_______________________________________________________________________________________________________
M. NORMAN BRICKMAN, Age 68; President, D.                     46,400
 Brickman, Inc. (wholesale fruits and vegetables).            12,000         (E)
 Member of the Executive, Stock Option, and                   11,489        (A)(D)
 Personnel Advisory Committees. Director of                    2,942        (A)(D)           *
 TrustCo and Trustco Bank since 1985.                          2,000         (F)

LIONEL O. BARTHOLD, Age 67; Vice-Chairman of                  30,312                         *
 Power Technologies, Inc. (consulting engineers). Director    23,210         (D)
 of TrustCo from 1981 through 1985. Again elected a            2,000         (F)
 Director by the TrustCo Board on November 21, 1989.
 Director of Trustco Bank since 1977.

(see accompanying "FOOTNOTES" herein)

TRUSTCO DIRECTORS CONTINUING IN OFFICE
_____________________________________________________________________________________________________

                                                             Shares of TrustCo Common Stock (1)
                                                                  Beneficially Owned
_____________________________________________________________________________________________________

                                                        No. of Shares   Footnotes    Percent of Class
_____________________________________________________________________________________________________
CHARLES W. CARL, JR., Age 69; Retired                        90,174
 Director of TrustCo since 1981 and of Trustco                4,000        (A)(C)           *
 Bank since 1950. Member of the Nominating                    2,000          (F)
 Committee.

ROBERT A. McCORMICK, Age 57; President and                  128,998
 Chief Executive Officer of TrustCo and Trustco              18,259        (A)(D)
 Bank since 1984. Chairman of the Nominating                 13,052          (E)
 Committee. Member of the Executive Committee.              121,710          (F)           2.1%
 Director of TrustCo since 1981 and of Trustco
 Bank since 1980.

RICHARD J. MURRAY, JR., Age 65; President,                   96,222                         *
 R. J. Murray Co., Inc. (air conditioning distributors).      2,000          (F)
 Director of TrustCo and of Trustco Bank since 1985.
 Member of the Nominating Committee.
 Chairman of the Audit Committee.

KENNETH C. PETERSEN, Age 57; President and                   13,284
 Chief Operating Officer, Schenectady International, Inc.     3,115        (A)(C)
 (chemical manufacturer), Director of TrustCo and of        186,834          (E)            *
 Trustco Bank since 1982. Member of the Audit Committee.      2,000          (F)

DANIEL J. ROURKE, M.D., Age 71; Physician.                   15,620
 Director of TrustCo since 1981 and of Trustco Bank          28,800          (E)            *
 since 1977. Member of the Personnel Advisory                 2,000          (F)
 and Stock Option Committees.

WILLIAM F. TERRY, Age 52; Executive officer of TrustCo        1,776                         *
 (Secretary) and Trustco Bank (Senior Vice President)        12,854        (A)(D)
 since 1987. Director of TrustCo and Trustco Bank since      63,164          (F)
 December 1991. Member of the Nominating Committee.

Philip J. Thompson, Age 62; Retired Vice President           10,229                         *
 and Director, New York Telephone Company.                    2,000          (F)
 Director of TrustCo and Trustco Bank since 1991.
 Member of the Audit Committee.

INFORMATION ON TRUSTCO EXECUTIVE OFFICERS NOT LISTED ABOVE
______________________________________________________________________________________________________

                                                               Shares of TrustCo Common Stock (1)
                                                                      Beneficially Owned
______________________________________________________________________________________________________

                                                         No. of Shares   Footnotes   Percent of Class
______________________________________________________________________________________________________
RALPH A. PIDGEON, Age 51; Senior Vice President                 777
 Trustco Bank. Mr. Pidgeon has been employed by              23,671         (A)(D)
 Trustco Bank for 29 years and has been in charge of its     59,784           (F)            *
 Branch Administration Division since September of 1989.
 Previously, he was in charge of the Bank's Loan Division.

(see accompanying "FOOTNOTES" herein)

INFORMATION ON TRUSTCO EXECUTIVE OFFICERS NOT LISTED ABOVE
___________________________________________________________________________________________________

                                                             Shares of TrustCo Common Stock (1)
                                                                   Beneficially Owned
___________________________________________________________________________________________________

                                                      No. of Shares    Footnotes  Percent of Class
___________________________________________________________________________________________________
PETER A. ZAKRISKI, Age 51; Administrative Vice              3,246
 President of Trustco Bank. Treasurer, and Assistant       30,886        (A)(D)          *
 Secretary of TrustCo. Mr. Zakriski has been in charge     32,534          (F)
 of Bank Services since 1988. Previously, he was in
 charge of Trustco Bank's Trust Department. He has
 been employed by Trustco Bank for 26 years.

TRUSTCO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (16
INDIVIDUALS) BENEFICIALLY OWN 969,974 SHARES OF TRUSTCO COMMON STOCK
(G), WHICH REPRESENT 7.1% OF OUTSTANDING SHARES.

(see accompanying "FOOTNOTES" herein)

FOOTNOTES
 (A) Beneficial owner has sole voting power.
 (B) Beneficial owner has shared voting power.
 (C) Beneficial owner has sole investment power.
 (D) Beneficial owner has shared investment power.
 (E) Individual disclaims any beneficial interest.
 (F) Shares which the individual has the right to acquire within 60 days of April 1, 1994.
 (G) Includes (F).
 *   Less than 1%

Director Fees, Committees and Attendance

The TrustCo Board held five (5) meetings during 1993. Average attendance by Directors at meetings of the TrustCo Board and of the Committees described below was over 99.1%. Each Director attended 75% or more of the aggregate of the meetings of the TrustCo Board and of the Committees on which he/she served. Each Director who is not an employee of TrustCo or of Trustco Bank currently receives for his services as Director a fee in the amount of $1,900 per meeting attended of TrustCo and Trustco Bank's Boards of Directors, and $950 per meeting attended of any TrustCo or Trustco Bank committee of which he is a member. Each Director who is an employee of TrustCo or Trustco Bank does not receive these Directors' fees. No additional remuneration is received by any such Director for TrustCo or Trustco Bank Board of Directors' meetings or for special assignments.

TrustCo's Nominating Committee held one (1) meeting in 1993. The five
(5) Directors currently serving on the Committee are R. McCormick
(Chairman), B. Andreoli, C. Carl, R. Murray and W. Terry. The function of the Nominating Committee is to consider and recommend to the TrustCo Board, nominees for election to the TrustCo Board. The
Nominating Committee will consider written recommendations by shareholders for nominees for election to the TrustCo Board.

TrustCo's Audit Committee held two (2) meetings in 1993. The five (5) Directors serving on the Audit Committee are R. Murray (Chairman), J. Murphy, K. Petersen, W. Purdy, and P. Thompson. The function of the Audit Committee is to review TrustCo's and Trustco Bank's internal audit procedures and also to review the adequacy of internal accounting controls for TrustCo and Trustco Bank.

TrustCo's Stock Option Committee held one (1) meeting in 1993. The four (4) Directors serving on the Stock Option Committee are J. Morris (Chairman), B. Andreoli, N. Brickman, and D. Rourke. The function of the Stock Option Committee is to administer the TrustCo 1985 Stock Option Plan.

The Personnel Advisory Committee of Trustco Bank held one (1) meeting in 1993. The four (4) Directors serving on the Personnel Advisory Committee are J. Morris (Chairman), B. Andreoli, N. Brickman, and D. Rourke. The function of the Personnel Advisory Committee is to review general compensation practices of Trustco Bank and to recommend to the Board of Directors of Trustco Bank the salary and benefits for Trustco Bank's three (3) executive officers who are also Directors of TrustCo.

TrustCo Executive Officers

Executive Officers of TrustCo are presently President and Chief
Executive Officer Robert A. McCormick, Vice President Nancy A.
McNamara, Secretary William F. Terry, and Treasurer and Assistant
Secretary Peter A. Zakriski.

Trustco Bank Executive Officers

Executive Officers of Trustco Bank are presently President and Chief Executive Officer Robert A. McCormick, Senior Vice Presidents Nancy A. McNamara, Ralph A. Pidgeon, and William F. Terry. Thomas C. Crowley, formerly a Senior Vice President of the bank, resigned January 3, 1994.

TrustCo and Trustco Bank Executive Officer Compensation

The following table sets forth for the fiscal year ended December 31, 1993, the compensation paid to or accrued on behalf of each of the five most highly compensated Executive Officers of TrustCo and Trustco Bank. The value of incidental personal benefits, which may not be directly related to job performance, has not been included because in each instance such value was below the Securities and Exchange Commission's required disclosure thresholds. Each of the following Executive Officers, except for Thomas Crowley, has an employment contract and a supplemental retirement agreement described in subsequent pages.

Summary Compensation Table
___________________________________________________________________________________________

                                                                  Long Term
                                                                 Compensation
                                      Annual    Compensation        Awards
___________________________________________________________________________________________

                                                                  Securities
                                                                  Underlying
                                                                    Options/      All Other
   Name and                            Salary           Bonus         SARs     Compensation
Principal Position           Year       ($)<F1>          ($)       (#)<F2>        ($)<F3>
___________________________________________________________________________________________
Robert A. McCormick,         1993       650,000         197,500     100,000       30,000
President & CEO              1992       550,000         184,907      75,000    1,437,241<F4>
TrustCo and Trustco Bank     1991       460,000         138,000     100,000
___________________________________________________________________________________________

Nancy A. McNamara,           1993       200,000          40,000      20,000       30,000
Senior Vice President        1992       160,000          38,400      30,000       45,308
Trustco Bank;                1991       117,000          35,100      37,500
Vice President, TrustCo
___________________________________________________________________________________________

Ralph A. Pidgeon,            1993       200,000          40,000      20,000       30,000
Senior Vice President        1992       160,000          38,400      30,000       49,070
Trustco Bank                 1991       130,000          39,000      37,500
___________________________________________________________________________________________

William F. Terry,            1993       200,000          40,000      20,000       30,000
Senior Vice President        1992       160,000          38,400      30,000       27,187
Trustco Bank;                1991       120,000          36,000      37,500
Secretary, TrustCo
___________________________________________________________________________________________

Thomas C. Crowley,<F5>       1993       131,538          26,840      60,000         n/a
Senior Vice President        1992         n/a              n/a         n/a          n/a
Trustco Bank                 1991         n/a              n/a         n/a          n/a
___________________________________________________________________________________________

<F1>. Includes deferred compensation.

<F2>. Stock Option data have been adjusted to reflect the two for one common stock split November 19, 1993 and five for four common stock split November 20, 1992.

<F3>. Represents the Profit Sharing allocations, accruals and payments made or credited to a participant for 1993 performance. As a result of changes mandated by the FDICIA legislation pertaining to control over bank assets, in 1992, the TrustCo Board elected to pay the executive officers their accrued benefits under a supplemental retirement plan. The Bank's payment for 1992 for the Supplemental Retirement Plan were: Mr. McCormick, $1,407,241; Ms. McNamara, $21,189; Mr. Pidgeon, $24,951; and Mr. Terry, $3,068. The Bank's contributions for 1992 for the Profit Sharing Plan were: Mr. McCormick, $30,000; Ms. McNamara, $24,119; Mr. Pidgeon, $24,119; and Mr. Terry, $24,119.

<F4>. For the reasons outlined in note 3 above, the Board also elected in
 1992 to pay Mr. McCormick his accrued benefits under a supplemental retirement plan designed to provide benefits equal to those to which he would have been entitled if he had been an employee of Trustco Bank and a participant under its qualified plans since the date he joined a former employer. The benefit has been reduced by the amount of benefits scheduled to be paid him under Trustco Bank's qualified plans, and by his former employer.

<F5>. Mr. Crowley commenced his employment with Trustco Bank on April 30,
 1993, and resigned effective January 3, 1994. The salary indicated was based upon an annual base salary of $200,000. Although options for 60,000 shares were granted to Mr. Crowley in 1993, only 12,000 were vested at the time of Mr. Crowley's resignation, and the remaining 48,000 terminate three months after the date his employment terminated.

Option/SAR Grants in Last Fiscal Year
__________________________________________________________________________________________________

                          Number of   % of Total
                          Securities   Options/                          Potential Realizable Value
                          Underlying     SARs                              at assumed annual rates
                           Options/   Granted to    Exercise             of stock price appreciation
                             SARs     Employees      or Base                 for option term<F4>
                           Granted    in Fiscal       Price    Expiration
     Name                  (#)<F1>     Year<F2>    ($/Sh)<F3>    Date         5%          10%
__________________________________________________________________________________________________
Robert A. McCormick        100,000      35.7%        $20.19    7/12/2003  $1,270,000   $3,218,000
Thomas C. Crowley<F5>       60,000      21.4%         20.19    7/12/2003     762,000    1,930,800
Nancy A. McNamara           20,000       7.1%         20.19    7/12/2003     254,000      643,600
Ralph A. Pidgeon            20,000       7.1%         20.19    7/12/2003     254,000      643,600
William F. Terry            20,000       7.1%         20.19    7/12/2003     254,000      643,600
__________________________________________________________________________________________________

<F1>. Options, which were granted on July 12, 1993, become exercisable in five annual installments beginning July 12, 1993. Stock Option data have been adjusted for the two for one split on November 19, 1993.

<F2>. The total number of options granted in 1993 was 302,000, of which
 220,000 (72.8%) were issued to the Executive group, 22,000 (7.3%) were issued to the non-Executive Director group, 60,000 (19.9%) to the non-Executive Officer group.

<F3>. Exercise or base price is equal to the closing trade price on the date of grant.

<F4>. Pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of TrustCo's stock price.
 TrustCo's per share stock would be $32.89 and $52.37 if increased 5% and 10% respectively, compounded annually over the option term.

<F5>. Although options for 60,000 shares were granted to Mr. Crowley in
 1993, only 12,000 were vested at the time of Mr. Crowley's resignation in January of 1994, and the remaining 48,000 terminate three months after the date his employment terminated. Mr. Crowley exercised the 12,000 vested options on January 3, 1994. The closing trade price on the date of Mr. Crowley's exercise was $23.38.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End
Option/SAR Value
________________________________________________________________________________________________________
                                                                  Number of         Value of Unexercised
                                                            Securities Underlying        In-the-Money
                                                               Options/SARs at         Options/SARs at
                                                                   FY-End (#)            FY-End($)<F3>
                                                            ____________________________________________

                      Shares Acquired          Value             Exercisable/           Exercisable/
       Name         on Exercise (#)<F1>   Realized($)<F2>        Unexercisable          Unexercisable
________________________________________________________________________________________________________
Robert A. McCormick        15,126            $135,453           121,710/165,000      $1,089,891/$968,300
Nancy A. McNamara          19,744            $184,869             35,312/49,000      $  326,946/$336,610
Ralph A. Pidgeon               --                  --             65,994/49,000      $  791,385/$336,610
William F. Terry               --                  --             65,996/48,000      $  740,803/$336,610
Thomas C. Crowley<F4>          --                  --             12,000/48,000      $   30,720/$122,880
________________________________________________________________________________________________________

<F1>. Stock Option data have been adjusted for two for one split November
 19, 1993 and five for four common stock split November 20, 1992.

<F2>. Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.

<F3>. Pre-tax gain. Value of unexercised in-the-money options based on
 December 31, 1993, closing trade price of $22.75.

<F4>. Although options for 60,000 shares were granted to Mr. Crowley in
 1993, only 12,000 were vested at the time of Mr. Crowley's resignation in January of 1994, and the remaining 48,000 terminate three months after the date his employment terminated. Mr. Crowley exercised the 12,000 vested options on January 3, 1994. The closing trade price on the date of Mr. Crowley's exercise was $22.38.

TrustCo Retirement Plans

Trustco Bank has a Retirement Plan (the "Trustco Bank Retirement Plan") pursuant to which annual retirement benefits are based on years of service to a maximum of 30 and average annual earnings of the highest five consecutive years during the final ten years of service. The Trustco Bank Retirement Plan is fully funded by Trustco Bank contributions. In addition, Trustco Bank has an unfunded supplemental Retirement Plan (the "Trustco Bank Supplemental Retirement Plan") under which additional retirement benefits are accrued for eligible Senior and Executive Officers. Under the Trustco Bank Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon the greater of (1) the benefit payment payable under the Trustco Bank Retirement Plan, (2) the benefits that would have been payable under the prior Trustco Bank Retirement Plan, calculated without regard to the Internal Revenue Code's maximum limits on qualified plan benefits and reduced by the amount of the benefits actually payable to such employee under the Trustco Bank Retirement Plan, and (3) provides benefits based on years of service to a maximum of 40.

                       Pension Plans Table
___________________________________________________________________

  Average Eligible        Annual Benefits for Years of Service
    Compensation
                       10 Years    20 Years    30 Years    40 Years
                       Service     Service     Service     Service
___________________________________________________________________
      $ 75,000         $ 12,804    $ 25,640    $ 39,377    $ 54,151
      $150,000         $ 27,429    $ 55,265    $ 84,002    $113,776
      $225,000         $ 42,166    $ 84,890    $128,627    $173,401
      $300,000         $ 57,166    $114,515    $173,252    $233,026
      $375,000         $ 72,166    $144,331    $217,914    $292,914
      $450,000         $ 87,166    $174,331    $262,914    $352,914
      $525,000         $102,166    $204,331    $307,914    $412,914
      $600,000         $117,166    $234,331    $352,914    $472,914
      $675,000         $132,166    $264,331    $397,914    $532,914
      $750,000         $147,166    $294,331    $442,914    $592,914
      $825,000         $162,166    $324,331    $487,914    $652,914
___________________________________________________________________

The foregoing table shows the approximate retirement benefits which would have been payable in 1993 to salaried employees, under both the Trustco Bank Retirement and Trustco Bank Supplemental Retirement Plan, assuming retirement of such person at age 65. Earnings used in calculating benefits under these Plans are approximately equal to cash amounts reflected as Salary in the Summary Compensation Table. These Plans permit service and earnings to continue to be credited for employment after age 65. However, it is Trustco Bank's policy that executive officers will retire at age 65. The benefits set forth in the foregoing table are in addition to those which may be received as Social Security benefits. The years of service at normal retirement age 65 for the Executive Officers (other than Mr. McCormick and Mr. Crowley) named in the Cash Compensation Table would be as follows: Ms. McNamara, 45 years; Mr. Pidgeon, 45 years; and Mr. Terry, 21 years.

Generally, an employee who has attained age 55 and ten years of service has the right to elect to immediately begin receiving adjusted retirement benefits less than those indicated in the table upon any separation from service with Trustco Bank. The Internal Revenue Code places a maximum limit on the benefits that can be provided under qualified retirement plans such as the Trustco Bank Retirement Plan. Currently, the annual Internal Revenue Code limit for a straight-life annuity benefit at normal retirement age is $115,641, which amount is actuarially reduced for participants who retire and begin receiving benefits early.

The Trustco Bank Supplemental Retirement Plan provides that Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of the present value of a participant's supplemental benefit. The amount of this single payment is the actuarial present value of the annual straight-life annuity payments which would have been payable under the Trustco Bank Supplemental Retirement Plan during the retiring employee's life, using a discount rate and standard mortality assumptions.

In addition to participation under Trustco Bank's Retirement Plan, Robert A. McCormick has a separate unfunded agreement with Trustco Bank under which additional retirement benefits are accrued. Under the terms of the agreement he will be entitled to benefits equal to those to which he would have been entitled if he had been an employee of Trustco Bank and a participant under its qualified plans since the date he joined a former employer. The benefit will be reduced by the amount of benefits actually paid him under Trustco Bank's qualified plans and by his former employer's qualified plans. The years of credited service at normal retirement age 65 for Mr. McCormick would be 47.

Personnel Advisory Committee Report on Executive Compensation

As noted previously, TrustCo's named Executive Officers consist of Mr. McCormick (President and Chief Executive Officer of TrustCo and Trustco Bank), Ms. McNamara (Vice President of TrustCo and Senior Vice President of Trustco Bank), Mr. Terry (Secretary of TrustCo and Senior Vice President and Secretary of Trustco Bank), and Mr. Zakriski (Treasurer of TrustCo and Administrative Vice President of Trustco
Bank). With the exception of Mr. Zakriski, all of these persons and Mr. Pidgeon are executive officers of Trustco Bank. The Personnel Advisory Committee of Trustco Bank determines the compensation of these individuals. Mr. Crowley, formerly an executive officer of Trustco Bank, resigned effective January 3, 1994. Each of the named executive officers in the Summary Compensation Table, except for Mr. Crowley, has an employment agreement with TrustCo and Trustco Bank. These employment agreements are described elsewhere in this Proxy Statement.

The Personnel Advisory Committee of the Board of Directors of Trustco Bank, the members of which are: J. Morris (Chairman), B. Andreoli, N. Brickman, and D. Rourke, furnished the following report on executive compensation to the Board of Directors of Trustco Bank, which has been adopted by the TrustCo Board for the year ended December 31, 1993:

Under the supervision and direction of the Personnel Advisory Committee, TrustCo and Trustco Bank have developed and implemented compensation policies, plans and programs which seek to enhance profitability of TrustCo and Trustco Bank and ultimately shareholder value, by aligning closely the financial interests of TrustCo's senior management with those of its shareholders. It is the purpose and intent of the Personnel Advisory Committee to design a compensation program which is reflective of the standards of performance of Trustco Bank, with particular emphasis on return on shareholder equity and attainment of Profit Plan goals previously defined by the Board of Directors of Trustco Bank.

The function of the Personnel Advisory Committee is to review the general compensation practices regarding executive officers of Trustco Bank, including those named in the Summary Compensation Table which appears elsewhere in this Proxy Statement, and to recommend to the Board of Directors of Trustco Bank the salary and benefits for such executive officers. The components of executive compensation for the executive officers include salary, bonus, stock options, and payments under the Trustco Bank Retirement Plan, Non-qualified Supplemental Retirement Plan, Executive Incentive Plan and Profit Sharing Plan.

The Personnel Advisory Committee met to evaluate Profit Plan performance levels, set by the Trustco Bank Board of Directors, and profitability, to determine the level of any salary increase or adjustment to take effect as of January of the following year. The Committee also identifies positions within the Bank eligible to participate in the Executive Incentive Plan and the Supplemental Retirement Plan. The Personnel Advisory Committee met once during the course of the year, on October 12, 1993. The Stock Option Committee, whose members are the same as that of the Personnel Advisory Committee, meets separately to 1) identify eligible participants in Trustco Bank's Stock Option Plan and 2) award option grants for the current plan year. When determining grant awards under the Plan, the Stock Option Committee considers a recommendation prepared and submitted by TrustCo's Chief Executive Officer. The Stock Option Committee retains broad discretion to modify this recommendation or to disregard it in its entirety. While Trustco does not have a target ownership level for equity holdings by its executives, the Stock Option Committee does take into account the amount and value of options currently held by eligible participants when granting option awards. Options may be granted in varying amounts so as to create relative ownership parity among the executive officers participating in the Plan. The Stock Option Committee met once on July 12, 1993. Compensation levels are established notwithstanding Trustco Bank's inability to deduct all such compensation under provisions of the Internal Revenue Code.

It is the aim of the Personnel Advisory Committee to determine salary and benefit levels of executive compensation principally upon the basis of overall corporate performance, although elements of corporate performance may vary from year to year and among executive officers. In making any such determination, the Personnel Advisory Committee will consider a number of factors including, among others, Trustco Bank's return on equity, attainment of net income goals and total asset targets, overall profitability from year to year, attainment of Profit Plan goals, banking experience of individual officers, scope of responsibility within the overall organization, performance and particular contributions to Trustco Bank and TrustCo during the course of the year, and other relevant factors including involvement in community affairs which may better position the organization to serve the immediate needs of Trustco Bank's market. The Personnel Advisory Committee uses broad discretion when determining compensation levels and considers all of the above criteria. It does not assign a specific weight to any of these factors.

The Personnel Advisory Committee may also consider compensation programs offered to executives performing similar duties for competing depository institutions and their holding companies with a particular focus on the level of compensation paid by comparable institutions. To assist in this evaluation, an industry group of 17 regional holding companies, called the Dow Jones Banks--East Index was identified by the Personnel Advisory Committee for performance and compensation comparisons. This index is comprised of a broad based group of banks on the east coast and was chosen for comparative purposes because of its members geographic proximity of Trustco Bank. While Trustco is comparatively smaller than the members of this peer group with respect to total asset size, Trustco favorably competes with these institutions in terms of overall corporate performance. Trustco's return on asset and return on equity ratios ranked in the top 50% and top 35%, respectively, as compared to the members of this peer group, yet the base salary of Trustco's Chief Executive Officer was below the mean and median base salary of the peer group members' Chief Executive Officers. This peer group consists of the same companies that comprise the published industry index used in the performance graph that follows this report. The Committee further takes into consideration the unique size of Trustco's executive group as compared to other financial institutions--Trustco Bank and TrustCo currently operate with four (4) executive officers, whereas many institutions in this peer group have a larger pool of executive officers. Further consideration was given to various elements of this peer group performance to include asset size, return on equity and return on assets.

With respect to total compensation paid to Mr. McCormick during 1993, the Committee reviewed, among other criteria noted above, the consistent growth in performance and shareholder equity since his appointment as President in 1982 and CEO in 1984, and his ability to effectively influence and lead the executive team to attain this performance level. The Committee exercises broad discretion when considering these criteria and does not assign a specific weight to any of these factors. Mr. McCormick was not present during the discussion regarding his compensation.

The TrustCo Board of Directors

Barton A. Andreoli         Nancy A. McNamara        William J. Purdy
Lionel O. Barthold         John S. Morris           Daniel J.Rourke
M. Norman Brickman         James H. Murphy          William F. Terry
Charles W. Carl, Jr.       Richard J. Murray, Jr.   Philip J. Thompson
Robert A. McCormick        Kenneth C. Petersen

Share Investment Performance

The following graph shows change over the past five-year period in the value of $100 invested in:(1) TrustCo Common Stock; (2) the Standard & Poor's 500 index; and (3) an industry group of 17 other regional bank holding companies, called the Dow Jones Banks--East Index. The banks comprising the Dow Jones Banks--East Index are: Baybanks, Inc., Bank of Boston, Bank of New York, Corestates Financial, First Fidelity
Bancorp, Fleet Financial, Keycorp, MBNA Corp, Mellon Bank Corp., Meridian Bancorp, Midlantic Corp., MNC Financial, PNC Financial, Shawmut National, State Street Boston, UJB Financial, and Wilmington Trust.

The year-end pre-tax values of each investment are based on share price appreciation plus dividends paid, with cash dividends reinvested the date they were paid.

Comparison of Five-Year Cumulative Total Return<F1>
Among TrustCo Bank Corp NY, the S & P 500 Index and D J Banks--East
Index
Fiscal year ended December 31, 1993

[FN]
<F1>Assumes $100 invested on January 1, 1988 in Trustco Common Stock,
 D J Banks--East Index, and S & P 500 Index. Total return assumes reinvestment of dividends.

                       1989      1990      1991      1992    1993
                      _____     _____     _____     _____    _____
      TrustCo          $122      $116      $180      $235    $330
      S & P 500         132       128       166       179     197
      D J Banks--East   102        57       106       152     159

Employment Contracts and Termination of Employment Arrangements

TrustCo and Trustco Bank have entered into agreements (individually the "TrustCo Employment Agreement" and collectively the "TrustCo Employment Agreements") to engage the services of the five named Executive Officers: Robert A. McCormick, the President and Chief Executive Officer of TrustCo (the "President"); Nancy A. McNamara, Ralph A. Pidgeon, William F. Terry, each a Senior Vice President of Trustco Bank, and Peter A. Zakriski, Administrative Vice President Trustco Bank, Treasurer and Assistant Secretary of TrustCo (collectively, the "Vice Presidents").

(1) President's TrustCo Employment Agreement

The President's TrustCo Employment Agreement, dated as of January 1, 1993, has an initial term expiring December 31, 1994. The Agreement is automatically renewed on January 1, 1995, and each year thereafter, for a succeeding three year term until the President receives a non-renewal notice or he reaches retirement age of 65.

The President's TrustCo Employment Agreement provides that his annual compensation shall be his annual base salary plus his executive incentive bonus ("Annual Compensation"). Mr. McCormick's Annual Compensation in future years will be negotiated with TrustCo and Trustco Bank and shall not be less than his Annual Compensation for the preceding calendar year. As further compensation, Mr. McCormick is entitled to participate fully in any disability, death benefit, retirement, pension or profit sharing plans maintained by TrustCo and/or Trustco Bank.

In the event there is a termination of the President for any reason, other than good cause, death, retirement or disability, then he shall receive upon his termination an amount equal to three times his then Annual Compensation, to be paid at his election either (a) in a single lump sum reduced to its present value, within ten days of his termination, or (b) in three equal annual payments each in the amount of the Annual Compensation then in effect with the first payment to be made within ten days after his termination.

(2) Vice Presidents' TrustCo Employment Agreement

The TrustCo Employment Agreements for the Vice Presidents have one year terms which automatically renew on January 1 of each year, unless a Vice President receives a non-renewal notice or he or she reaches a specified retirement age. The Vice Presidents' TrustCo Employment Agreements provide that the annual compensation of each shall be his or her annual base salary, which amount may be adjusted as agreed among the parties during each renewal term. The Vice Presidents are also entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, pension or profit sharing plans.

In the event there is a termination of a Vice President for any reason, other than for good cause, death, retirement or disability, then he or she shall receive, within ten days of his or her termination, an amount equal to the Vice President's annual base salary then in effect.

(3) General Provisions

In addition to termination payments for the President and Vice Presidents described above, all TrustCo Employment Agreements provide for (a) the payment in full of each employee's compensation due, including retirement, pension and profit-sharing plans, through the termination date, (b) the continuation of health and group life insurance benefits for at least one year following termination and (c) the cost of any legal expenses as a result of such termination.

All TrustCo Employment Agreements define termination to include: (a) any reduction in the annual compensation, retirement, pension or profit-sharing benefits (unless such reduction shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties; or (b) either TrustCo's or Trustco Bank's relocation or a change in the President's or Vice President's base location; or (c) a non-renewal notice of the TrustCo Employment Agreement; or (d) the unilateral election of the President or Vice President to terminate his Agreement.

THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE PROXY CARD

Item 2. Approval of Independent Auditors

KPMG Peat Marwick, certified public accountants, were the auditors for TrustCo for the year ended December 31, 1993, and the TrustCo Board has again selected and appointed them as auditors for the year ending December 31, 1994. A resolution will be presented at the Annual Meeting to ratify their appointment as independent auditors. The auditors will report on the consolidated financial statements of TrustCo for the current calendar year and will perform such other non-audit services as may be required of them. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting to make a statement if they so desire and will also be available to respond to appropriate questions that may be raised.

 During the year ended December 31, 1993, KPMG Peat Marwick provided various audit and non-audit professional services to TrustCo. Audit services so provided included examination of the consolidated financial statements of TrustCo, review, assistance and consultation in connection with the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, and assistance with accounting and financial reporting requirements. Non-audit services so provided included the preparation and planning of corporate tax returns.

Vote Required

The affirmative vote of the holders of at least a majority of the Common Stock is required to ratify the appointment of independent auditors for the fiscal year ending December 31, 1994.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE FOR THIS PROPOSAL, WHICH IS ITEM 2 ON THE TRUSTCO PROXY CARD.

Item 3. Adoption of the Amended 1985 Stock Option Plan

The third item to be acted upon at the TrustCo Annual Meeting is a proposal to adopt the TrustCo Bank Corp NY Amended 1985 Stock Option Plan (as amended the "Stock Option Plan") which amends the 1985 Stock Option Plan to increase the aggregate number of shares of TrustCo Common Stock available to be issued pursuant to the Plan from 1,264,230 to 1,764,230. Options have been granted with respect to 1,156,248 of the shares previously authorized by the shareholders. The TrustCo Board, at its meeting, approved a resolution adopting the Stock Option Plan, conditioned upon shareholder approval subsequent to TrustCo Board approval.

The purpose of the Stock Option Plan is to assist TrustCo in obtaining and maintaining its executive force at the most efficient level.

The following is a brief description of the material features of the Stock Option Plan:

Administration.

The Stock Option Plan is administered by a Committee, which is appointed from time to time by the TrustCo Board and composed of three or more directors of the TrustCo Board who were not eligible to receive options under the Plan within the year immediately preceding their appointment to the Committee. The Committee selects the employees to receive stock options and stock appreciation rights, grants the options and rights, determines when the options and rights will be granted, the number of shares to be granted to any individual, the option price and all of the other terms and conditions of each stock option and stock appreciation right granted. The terms and conditions of stock options and stock appreciation rights granted under the Stock Option Plan are reflected in individual option agreements and may not be changed after execution except to the extent that the agreement may by its terms be so amended. The Committee is also authorized to determine the duration and purpose of any leave of absence which may be granted to an employee without causing a termination of employment, and if TrustCo Common Stock previously acquired by an optionee may be used in payment of an option price. No Committee member may participate in a decision to award any stock option or stock appreciation right under the Stock Option Plan to himself. The Committee has full authority to interpret and regulate the Stock Option Plan and options and stock appreciation rights granted thereunder and to establish, amend and rescind rules and regulations relating to the operation of the plan. All determinations by the Committee are conclusive. The TrustCo Board reserves the right to prospectively terminate any and all powers delegated to the Committee, by written resolution, in which event all powers of the Committee revert to the TrustCo Board.

Participants.

Options and stock appreciation rights may be granted to any person who, at the time of the grant, is a full time salaried executive or other key managerial employee of TrustCo or a participating subsidiary. The individuals and number of persons who may be selected to participate in the Plan in the future is at the discretion of the Committee and therefore, are not determinable at this time.

Stock Subject to the Stock Option Plan.

One Million, Seven Hundred Sixty-Four Thousand, Two Hundred Thirty (1,764,230) shares of TrustCo Common Stock may be issued (subject to adjustment for future stock dividends, stock splits and other changes in capitalization as described in the Stock Option Plan). The market value of the additional 500,000 shares issuable under the Stock Option Plan pursuant to the 1994 amendments was $10,875,000 as of March 1, 1994. There is no maximum or minimum number of shares for which an option may be granted, although the aggregate fair market value of stock, determined as of the time of the grant, with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year for incentive stock options granted after December 31, 1986 under the Stock Option Plan or any other plan maintained by TrustCo which grants incentive stock options shall not exceed $100,000.

Option Price.

The price at which shares may be purchased pursuant to each stock option is not less than the fair market value thereof on the date on which the option is granted; provided, however, that in the case of any incentive stock option granted to a Shareholder-Employee, the option price is not less than 110 percent of the fair market value of the stock on the date on which the option is granted.

Option Period.

Options may be exercised at such times and for such number of shares as the Committee may determine. The period during which an incentive stock option may be exercised may not exceed 10 years from the date of grant of such option or 5 years from the date of grant if to a Shareholder-Employee. Incentive stock options granted prior to January 1, 1987 must be exercised in the order granted. Non-qualified stock options and incentive stock options granted after December 31, 1986 need not be exercised in the order granted. Any stock options or stock appreciation rights granted under the Stock Option Plan will accelerate and become exercisable immediately if (i) a contract providing for a merger or consolidation of TrustCo with or into another entity (unless TrustCo is the surviving entity and the merger does not affect the TrustCo shareholders' stock interest) or for a sale of substantially all the assets of TrustCo is executed, (ii) a single entity or individual acquires 20 percent or more of the outstanding TrustCo Common Stock, or (iii) within any consecutive 12-month period, there is a change in a majority of the TrustCo Board members unless the nomination for each new director was approved by at least two-thirds of the TrustCo Board in office at the beginning of the 12-month period. Upon the occurrence of the events described in
(i) or upon the dissolution or termination of TrustCo, each outstanding stock option and stock appreciation right will terminate as of a date determined by the TrustCo Board and optionees shall be given not less than 30 days notice of such termination date during which time the option may be exercised.

Termination of Employment.

Upon termination of an optionee's employment for any reason other than death, disability or retirement any stock option granted to such optionee will terminate upon the earlier of the date an option otherwise terminates or three months after the date his employment terminates. In the case of death or disability, the three-month period is extended to 12 months. As to any stock option granted after November 19, 1985, if the optionee's employment terminates by his death, disability or retirement, the exercise of each option shall accelerate and become exercisable in full upon such termination and shall remain exercisable throughout the period permitted for exercise.

Transferability

Stock options and any related stock appreciation rights are not transferable except by will or laws of descent and distribution. During the lifetime of an optionee, the option may be exercised only by him and after his death only by his heirs, legatees or personal representatives who succeed to his interest under the option agreement.

Rights as a Shareholder.

No optionee shall have any rights of a shareholder in respect of any shares subject to option until certificates for such shares have been issued to such optionee.

Method of Exercise.

Stock options and stock appreciation rights are exercisable in the manner set forth in the option agreements. The option price for a stock option may be paid in cash, certain cash equivalents or, if the Committee so determines, in whole or in part by an exchange of TrustCo Common Stock previously acquired by the optionee based upon the fair market value of such stock as of the date of exchange. If the optionee acquired the stock to be exchanged by an exercise of an incentive stock option, said optionee must have held such stock for more than 2 years after the date the previous option was granted and for more than 1 year after the date the previous option was exercised.

Changes in Capitalization.

If there is any change in the shares of TrustCo by reason of stock dividends, stock splits or other changes in capitalization, the number of shares subject to any outstanding option or stock appreciation right, and the price thereof, shall be adjusted by the Committee.

Amendment and Termination.

The Stock Option Plan may be amended, suspended, terminated or reinstated, in whole or in part, at any time by the TrustCo Board. No modification may be made without the approval of the TrustCo shareholders which would increase the maximum number of shares subject to the grant of options under the Stock Option Plan, except for adjustments due to changes in capitalization as noted above, extend the maximum period during which a stock option may be exercised, extend the maximum period during which incentive stock options may be granted under the Stock Option Plan or change the class of eligible employees.

Federal Income Tax Consequences of the Plan.

Upon exercise of a non-qualified stock option, an optionee will realize income in the year of exercise equal to the difference between the exercise price and the value of the shares acquired and TrustCo may deduct an amount equal to the income recognized by the optionee. TrustCo will not receive a tax deduction at the time of a grant or exercise of an incentive stock option and no income is recognized by an optionee when an incentive stock option is granted or exercised pursuant to the Stock Option Plan. When an incentive stock option is exercised, the difference between fair market value at the date of exercise and the exercise price will be an item of adjustment for purposes of calculating the optionee's alternative minimum tax for the year of exercise.

If the incentive stock option shares are disposed of after the later of two years from the date of option grant or one year after the transfer of the shares to the optionee (the "holding period") any gain or loss upon disposition of the shares will be treated for federal income tax purposes as long-term capital gain or loss, as the case may be. A disposition includes a sale, exchange, gift or other transfer of legal title. In general, an optionee's basis in the shares received upon exercise of an incentive option will be the exercise price paid by him for the shares. If the option shares are disposed before the expiration of the holding period, all or part of the gain, if any, will be characterized as ordinary income depending upon the relative amount of the sale price of the shares as compared with the exercise price of the shares, provided, that the amount of ordinary income realized by an employee in a sale or exchange with respect to which a loss would be recognized is limited to the excess of the amount realized on the sale or exchange over the stock's adjusted basis.

Ordinary income received on account of a disposition of shares within the holding period will be taxable as additional compensation and TrustCo may treat such income as a deductible expense for federal income tax purposes.

Vote Required.

The affirmative vote of a majority of all of TrustCo's issued and outstanding shares of Common Stock is required to approve the Amended 1985 Stock Option Plan. Dissenting votes give rise to no rights on the part of dissenters.

The TrustCo Board believes the Amended 1985 Stock Option Plan will be in the best interests of the TrustCo Shareholders.

THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL, WHICH IS ITEM 3 ON THE TRUSTCO PROXY CARD.

Item 4. Other Matters

The TrustCo Board is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

SEC FORM 10-K:

TrustCo Bank Corp NY will provide without charge a copy of its Form 10-K upon written request. Requests and related inquiries should be directed to: William F. Terry, Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.


Ownership of TrustCo Common Stock by Certain Beneficial Owners

TrustCo is aware of one firm which is the beneficial owner of more than 5% of the Common Stock as of December 31, 1993: Franklin
Resources, Inc., San Mateo, California, an investment company, which owned 853,550 shares of the Company's stock at 12/31/93 (6.5%).

Neither TrustCo nor its subsidiaries hold shares of Common Stock as record holder. However, the Trust Division of Trustco Bank holds 2,058,923 shares of TrustCo Common Stock as executor, trustee and agent (15.5% of outstanding shares) not otherwise reported in this proxy statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

Transactions with TrustCo and Trustco Bank Directors, Officers and
Associates

Some of the directors and officers of TrustCo and Trustco Bank, and some of the corporations and firms with which these individuals are associated, are also customers of Trustco Bank in the ordinary course of business, or are indebted to Trustco Bank in respect to loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to Trustco Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. As of March 1, 1994 the total amount of such loans represents 6.31% of shareholders' equity of TrustCo.

During the previous calendar year, Trustco Bank has had commercial transactions in the ordinary course of business with companies with which certain of TrustCo's directors are affiliated. No significant business or personal relationship with Trustco Bank existed by virtue of a person's position in TrustCo or in Trustco Bank, or ownership interest in TrustCo.

Insurance for Indemnification of Officers and Directors

TrustCo renewed insurance for the indemnification of its officers and directors and officers and directors of Trustco Bank from the Continental Insurance Company effective for the one (1) year period from September 10, 1993 to September 10, 1994. The cost of this insurance was $99,000, and coverage is provided to all officers and directors of TrustCo and Trustco Bank. The TrustCo Board has no knowledge of any claims made or sum paid pursuant to such insurance policy during 1993.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TrustCo's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of TrustCo's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes of ownership in TrustCo's Common Stock and other equity securities with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulations to furnish TrustCo with copies of all Section 16(a) reports they file.

To TrustCo's knowledge, based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all Section 16(a) filing requirements have been met.

TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE TRUSTCO ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU PLAN TO ATTEND THE MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK AND RETURN THE RESPONSE CARD PROVIDED. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP WHICH WILL ENABLE YOU TO GAIN ADMITTANCE
TO THE MEETING.